July 22, 2012

Re: Mutual Waiver and Release (the "Release")

1.	Reference is made to that certain Exclusive Distribution Agreement dated December 10, 2007 between InspireMD Ltd. ("InspireMD") and HAND-PROD Sp. z o.o. ("Hand Prod") and several amendments thereto the most recent of which is dated November 20, 2011 (the "Agreement").

Capitalized terms used herein and not otherwise defined shall have the respective meaning ascribed to them in the Agreement.

2.	It is hereby acknowledged by the Parties that the Agreement was terminated by Hand Prod by a 90-day prior written notice provided to InspireMD on February 13, 2012 as per Sub section 9.3 of the Agreement. Consequently, the Agreement shall not be in effect as of December 10, 2012.

3.	Each Party herby irrevocably release and forever discharge the other Party and its officers, directors, shareholders, employees, agents, subsidiaries and representatives from and against any and all actions, causes of action, rights, claims, debts, dues, demands, liabilities, sums of money, bills, controversies, promises, setoffs, and damages of any kind, the facts which are the basis thereto are known to the releasing Party on the date hereof, existing or arising in the future, resulting from or related to the Agreement, the performance, non performance or termination thereof.

4.	This Release supersedes and replaces all previous oral and written agreements or communications regarding the termination of the Agreement and the events leading thereto and associated therewith. This Release may only be amended in writing signed by both Parties.

5.	This Release shall be exclusively governed by, and construed in accordance with, the laws of the State of Israel applicable to contracts made and to be performed therein, without giving effect to the principles of conflicts of law. The parties hereto irrevocably submit to the exclusive jurisdiction of the courts of Tel-Aviv, Israel with respect to any dispute or matter arising out of, or connected with, this Release.

6.	THIS DRAFT WAS PREPARED FOR NEGOTIATION TO SETTLEMENT PURPOSES ONLY AND THEREFORE UNTIL ITS FULL SIGNING IT IS A NON BINDING DRAFT AND WILL NOT BE CNSTRUED AGAINST ANY PARTY THERETO EVEN IF SUCH PARTY HAS SIGNED ON THIS FORM.

AGREED AND ACCEPTED

/s/ Ofir Paz		/s/ Boleslaw Kukolewski
InspireMD Ltd.		HAND-PROD Sp. z o.o.

By:	Ofir Paz, CEO	By:	Boleslaw Kukolewski